EXHIBIT 10.1

MARKETING AND MASTER DISTRIBUTION AGREEMENT

This Marketing and Distribution Agreement (“Agreement”) is made as of February 8, 2021 (the “Effective Date”), by and between ResGreen a Nevada corporation having an address at 22800 Hall Road, Clinton Township, MI 48036 (“Company”), and Renavotio, Inc., a Nevada corporation having an address at 601 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119 (“Agent”). Each of Company and Agent are sometimes referred to herein as a “Party” and collectively as the “Parties”.

Whereas Company is in the business of providing Robotic sanitation solutions (“Wanda SD”).

Whereas Agent sources and sells personal protective equipment which includes, but is not limited to, face masks, gloves, gowns, goggles, and face shields, sanitizer, disinfectants, and sanitizing equipment collectively, “PPE”). Company and Agent agree that the definition of PPE may be amended from time to time by mutual agreement in writing.

Whereas Agent desires to market and sell the Wanda SD to Agent’s PPE customers (“Customers or Clients”).

Whereas Company wishes to have Agent promote, market, distribute, and sell Wanda SD to Agent’s Customers.

Now Therefore, in consideration of the mutual covenants, terms and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Terms of Appointment.

(a) Appointment. Company hereby appoints Agent (“Appointment”) as its preferred sales representative to promote, market, distribute and sell the Wanda SD as an enhancement to the PPE sold by Agent to Customers and by Clients throughout the territories set forth Schedule A attached hereto (“Territories”) in accordance with the terms and conditions of this Agreement (“Services”).

(b) Compensation. In exchange for Agents appointment, Agent agrees to place an initial order and purchase 20 (twenty) units of Wanda SD for Agent as per the attached pricing schedule to be paid for by Agent as the units are delivered by the Company to the Agent as described in Paragraph 3. Section d.

(c) Qualifications. Agent represents that Agent is duly licensed (as applicable) and has the qualifications, experience, and ability to properly perform the Services. Agent shall use Agent’s best efforts to perform the Services such that the results are satisfactory to Company.

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(d) Agent Exclusive. It is understood and agreed that Agent will not enter into similar agreements or arrangements with any competitor of Company during the Term (as defined below) without the express prior written consent of Company.

(e) Company Exclusive. The Parties acknowledge and agree that the Appointment shall be exclusive basis between Company and Agent; provided, however, that Company shall send all contact for the aforementioned products directly to Agent to handle all sales and logistic for said products.

(f) Acknowledgements. Company acknowledges and agrees that Agent intends to expend significant resources in promoting the Wanda SD and Agent is foregoing the opportunity to source products that are like the Wanda SD in exchange for the terms of and conditions of this Agreement.

2. Agent’s Obligations. Compliance. Agent will comply with all applicable requirements of federal, state, foreign and local laws, ordinances, and administrative rules and regulations relating to Agent’s performance of its obligations under this Agreement.

(a) Marketing Materials. Agent will not use any employees of the Company or materials referencing the Company or the Wanda SD that have not been approved in advance by the Company.

(b) Conduct. Agent will not use deceptive, illegal, misleading, or unethical practices and will not make any false or misleading representations with regard to the Wanda SD or Company.

3. Company’s Obligations:

(a) Pricing. Company will provide the Wanda SD to Agent for the prices set forth on Schedule A attached hereto. Company reserves the right to modify the prices set forth on Schedule A on not less than thirty (30) days prior written notice to Agent, subject to Section 1(d) above.

(b) Order Processing. Company will review all orders for Wanda SD submitted by Agent. Company reserves the right to reject, for any or no reason, any Client order solicited by Agent.

(c) Order Cancellation for Cause. Company may cancel an order for Wanda SD by Agent, or any Customer or Client of Agent, without cause.

For purposes of this provision, the term “cause” shall mean (i) the reasonable unavailability of any Wanda SD for sale in the Territory, or (ii) Agent’s failure to pay any outstanding fees due and payable to Company and or related party vendors and sales agents, or (iii) any ‘force majeure’ event not within a Party’s reasonable control, including: (1) acts of God, flood, drought, earthquake or other natural disaster; (2) epidemic or pandemic; (3) terrorist attack, civil war, civil commotion or riots, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, or breaking off of diplomatic relations; (4) nuclear, chemical or biological contamination, or sonic boom; (5) any law or any action taken by a government or public authority, including imposing an export or import restriction, quota or prohibition; (6) any labor or trade dispute, strikes, industrial action or lockouts; and (7) non-performance by suppliers or subcontractors.

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(d) Payments.

(i) In the event Agent makes a resale of Wanda SD to a Client, Agent shall make prompt payment of Agent’s Price for such products set forth on Schedule A to Company.

(ii) All payments to be made pursuant to this provision shall become payable to Agent or Company when the subject funds are actually received by the payor.

(e) Continuing Relationships. If this Agreement is terminated other than for Agent’s breach, all commissions due to Agent pursuant to Section 3(d)(ii) above for orders placed after the date of termination of this Agreement shall be paid for a period of ten (10) years after the termination date of this Agreement or for the term of the Client or Customer relationship with Company, whichever is shorter.

(f) Referrals. Notwithstanding the non-exclusive nature of the Appointment, Company agrees to forward all unsolicited inquiries and sales leads received by Company for PPE products and PPE-related applications for Wanda SD throughout the Territory to Agent.

(g) Conduct. Company will not use deceptive, illegal, misleading or unethical practices and will not make any false or misleading representations with regard to the Wanda SD or Company.

(h) Compliance. Company will comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations relating to Company’s performance of its obligations under this Agreement.

4. Independent Contractor. The relationship between Company and Agent under this Agreement is, and will at all times remain, one of independent contractors and not that of employer and employee, franchisor and franchisee, or joint venturers. This Agreement does not establish Agent as Company’s representative or agent for any purposes other than to solicit and make sales of the Wanda SD as provided for herein. Agent is not authorized to make contracts in Company’s name or to transact any business in the name of Company, or to assume or create any obligation or responsibility binding on Company in any manner whatsoever.

5. Confidentiality.

(a) Definition. As used in this Agreement, “Confidential Information” shall mean and include, but not be limited to, any information, data, trade secrets, both under applicable statute and common law, patent applications, reports, analyses, memos, notes, business plans, processes, concepts, methods, formulae, techniques, designs, specifications, printed materials, logos, drawings, ideas, discoveries, documentation, diagrams, research, development, procedures, know-how, new products, marketing techniques, marketing materials and plans, operations, timetables, strategies and development plans, prospective trade names or trademarks, strategic partner and customer names, identities of manufacturing facilities, contract arrangements and other information related to operational execution, market positioning and financial information, programs, works in process, technical knowledge, pricing, sales and marketing strategies, research and development activities, financial affairs, data and information systems, vendors, suppliers, orders, employees, consultants, email and mobile telephone numbers of employees and consultants, current or future business agreement prospects, relationships, strategies and goals and any other private or confidential matters not generally available to the public or other proprietary materials provided or made available to the receiving Party, in whatever form (e.g., written oral, recorded or electronic) and by whatever mode (e.g., Company presentation, demonstration, meeting, interview, telephone conference or call, e-mail, etc.) in which it is communicated, recorded or maintained, that contains or otherwise reflects information concerning the disclosing Party and its business.

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(b) Third-Party Information. The term “Confidential Information” also includes data that relates to or is associated with any client or customer of a Party, including, but not limited to, identifying information that is either provided to a receiving Party by or at the direction of the disclosing Party, or received, stored, or processed by either Party as part of the Services (“Third-Party Information”).

(c) Duration of Confidentiality. Each Party shall, during the term of this Agreement and for a period of three (3) years after the termination hereof, protect the unauthorized use or distribution of Confidential Information and shall use at least the same degree of care to prevent the disclosure of Confidential Information as each Party uses to protect its own Confidential Information. Each Party agrees not to disclose or permit any third-party access to the Confidential Information, except as such disclosure or access is necessary to perform the Services and only then if the recipient of such Confidential Information is bound by confidentiality obligations at least as protective as those contained herein.

(d) No Reverse Engineering. Agent shall not decompile, disassemble, or reverse engineer the Wanda SD.

(e) Intellectual Property Ownership. Company owns and shall continue to own, all right, title and interest in and to the Wanda SD and related intellectual property.

(f) Lead Lists. Each Party agrees that it will not compile, use, sell, or otherwise distribute any lists containing Third-Party Information that belong to or originate with the other Party other than as expressly permitted in this Agreement.

(g) Safeguards. Each Party represents and warrants to the other Party that it shall use such administrative, physical, and technical safeguards as reasonably practical to preserve the integrity, confidentiality, and availability of all Third-Party Information that is collected, received, transmitted, stored, used and disclosed by each Party.

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(h) Notice of Misuse. Each Party shall immediately notify the other Party in writing of all circumstances surrounding any possession, use, or knowledge of Third-Party Information by any person other than those authorized under this Agreement. If either Party discovers a security breach that impacts any Third-Party Information or results in unauthorized third-party disclosure or access to Third-Party Information, such discovering Party agrees to immediately notify the other Party of such breach and shall provide reasonable assistance to and will cooperate with the other Party in investigating the breach, including, but not limited to, providing the other Party with the following information in writing: (i) identification of each client or customer who is the subject of information that has been, or is reasonably believed by the discovering Party to have been accessed, acquired, or disclosed; (ii) a brief description of the events surrounding said breach; (iii) the date of the suspected breach; (iv) the date that the discovering Party discovered the breach; (v) the type of information involved; and (vi) any preliminary steps taken to mitigate the damage.

(i) Return or Destruction. Upon termination of this Agreement, each Party will cease all use of the Confidential Information of the other Party and immediately either return or destroy any and all Confidential Information in its possession. Each Party shall certify such destruction upon written request from the other Party.

6. Term and Termination. Except as expressly set forth elsewhere herein, the term of this Agreement and the Appointment of Agent hereunder shall commence on the Effective Date and continue until either Party terminates this Agreement at any time upon thirty (30) days’ prior written notice to the other Party. Notwithstanding the foregoing, each Party shall have the right to terminate this Agreement upon written notice to the other Party with immediate effect, in the event that the non-terminating Party has intentionally, or in a willful, wanton, or reckless manner, (a) made any false representation, report, or claim relative to this Agreement, the other Party, or the Wanda SD, or (b) engaged in any deceptive trade practices.

Upon termination of this Agreement, each Party shall immediately: (i) discontinue any and all uses of Third-Party Information and Confidential Information of the other Party; (ii) return or destroy any and all Third-Party Information and other Confidential Information of the other Party in its possession or under its control; and (iii) cease representation, in any manner, as a representative of the other Party. In the event of such termination, each Party shall make all payments due to the other Party for any outstanding transactions arising prior to the termination date.

7. Method of Provision of Services. Agent shall be solely responsible for determining the method, details, and means of performing the Services.

8. Non-Solicitation. Each Party agrees that for a period of two (2) years after the termination of this Agreement, such Party shall not employ, solicit the termination of employment of, or attempt to employ or divert any employee of the other Party or any of its subsidiaries or affiliates.

9. Withholding; Indemnification. Each Party shall have full responsibility for its compliance with all applicable labor and employment requirements with respect to its self-employment, sole proprietorship or other form of business organization, including state worker’s compensation insurance coverage requirements and any immigration visa requirements. Each Party agrees to indemnify, defend and hold the other Party harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements.

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10. Non-Compete. Agent represents and warrants that it does not presently perform and will not perform, during the term of this Agreement and for one (1) year thereafter, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the Company’s products or services, or those products or services proposed or in development by the Company. Company and Agent agree that if Company terminates this Agreement for convenience pursuant to Section 6, Agent’s obligations under this Section 10 shall terminate and shall be of no further force and effect; and if Agent terminates this Agreement for Convenience pursuant to Section 6, Agent’s obligations under this Section 10 shall continue in full force and effect.

11. Indemnification. Agent shall, at all times, defend, indemnify and hold harmless Company, its officers, directors, successors, and assigns (collectively, “Company Indemnified Parties”) from and against and shall pay and reimburse Company Indemnified Parties for, any and all liabilities, obligations, losses, damages, out-of-pocket costs or expenses arising out of or relating to claims of third parties with respect to (a) any alleged act or omission of Agent in the performance of its obligations under this Agreement, including but not limited to, the Services, (b) Agent’s failure to comply with applicable laws, (c) Agent’s breach of its representations and warranties made in this Agreement; and (d) Agent’s gross negligence or willful misconduct.

Company shall, at all times, defend, indemnify and hold harmless Agent, its officers, directors, affiliates, successors and assigns (collectively, “Agent Indemnified Parties”) from and against and shall pay and reimburse Agent Indemnified Parties for, any and all liabilities, obligations, losses, damages, out-of-pocket costs or expenses arising out of or relating to claims of third parties with respect to (a) any alleged act or omission of Company in the performance of its obligations under this Agreement, (b) Company’s failure to comply with applicable laws, (c) Company’s breach of its representations and warranties made in this Agreement; and (d) Company’s gross negligence or willful misconduct.

15. Conflicts with this Agreement. Each Party represents and warrants to the other Party that it is not under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Each Party represents and warrants that its performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by such Party in confidence or in trust prior to commencement of this Agreement. Each Party warrants that it has the right to disclose and/or use all ideas, processes, techniques and other information, if any, which it has gained from third parties, and which it discloses to the other Party or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, each Party agrees that it shall not bundle with or incorporate into any deliverables provided to the other Party herewith any third-party products, ideas, processes, or other techniques, without the express, written prior approval of the other Party. Each Party represents and warrants that it has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with its obligations under this Agreement. Neither Party will knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer, or third party in connection with this Agreement. Each Party represents and warrants that the other Party is free to use, without restriction, whatever advice and assistance is provided by it in connection with this Agreement.

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16. Ownership of Work Product. Agent agrees that the Wanda SD and all inventions, data, works, discoveries, designs, technology and improvements (whether or not protectable by a patent or a copyright) (“Inventions”) related to the business of the Company, which are conceived of, made, reduced to practice, created, written, designed or developed, authored or made by Agent, alone or in combination with others, which (i) are created or generated during the performance of the Services, (ii) which arise under or relate to this Agreement or the Services (whether performed by the Agent or by the Company using Agent’s facilities), or (iii) which result from the Company Confidential Information, shall be the sole and exclusive property of the Company. The Inventions are to be promptly reported to the Company but otherwise maintained in confidence by Agent. All works authored by the Agent in connection with the Agent’s performance of the Services under this Agreement shall be deemed “works made for hire”. Agent hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, and appoints any officer of the Company as its duly authorized agent to execute, file, prosecute and protect the same before any government agency, court or authority. Agent agrees to cooperate fully with the Company and its nominees to obtain patents or register copyrights or trademarks in any and all countries for these Inventions, and to execute all papers for use in applying for and obtaining such protection thereon as the Company may desire, together with assignments thereof to confirm the Company’s ownership thereof, all at the Company’s expense. Notwithstanding the foregoing, the Company shall have no ownership interests in the PPE.

17. Audit Rights. Each Party shall have the right to audit the books and records of the other Party solely relating to this Agreement upon reasonable notice and at its expense, not more frequently than once annually during the term of the Agreement and for a period of two (2) years thereafter. Each Party shall maintain during the term and for a period of two (2) years thereafter, all books, records, accounts, and technical materials regarding its activities in connection herewith sufficient to determine and confirm all amounts payable to the other Party and compliance with all other material obligations hereunder. The audited Party shall pay any unpaid delinquent amounts within ten (10) days of the other Party’s request. To the extent such examination discloses an underpayment of the greater of (a) 5% of the fees payable for the period of the audit; or (b) $15,000, the audited Party shall fully reimburse the other Party, promptly upon demand, for the reasonable fees and disbursements due the auditor for such audit; provided that such prompt payment shall not be in lieu of any other remedies or rights available to such other Party hereunder. If an audit reveals an overpayment, the auditing Party shall promptly notify the other Party and shall pay the amount of any such overpayment to the other Party within ten (10) days thereafter. All information obtained, reviewed or generated as a result of the exercise of these audit rights by a Party shall be deemed to be Confidential Information and shall be subject to the confidentiality obligations contained in Section 5 of this Agreement.

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18. Foreign Corrupt Practices Act. Neither Party nor any of the its directors, officers, employees or agents has violated and each Party and its directors, officers, employees and agents agree that it will not violate, the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) or any other applicable anti-bribery or anti-corruption law. Without limiting the generality of the foregoing, neither Party nor any of its directors, officers, employees or agents has, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the other Party or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither Party nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Each Party further represents that it has maintained, and has caused each of its subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA and all other applicable anti-bribery or anti-corruption laws, and to ensure that all books and records of such Party accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither Party nor any of its officers, directors or employees is the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-bribery or anti-corruption law. Each Party hereby represents and warrants that it will, and will cause its directors, officers, employees and agents to, comply with the requirements of the FCPA as set forth above.

19. Miscellaneous.

(a) Governing Law. The validity, interpretation, construction and performance of this Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of law.

(b) Equitable Relief. Each Party agrees that any violation of this Agreement Agent may cause the other Party irreparable harm for which remedies other than equitable relief may be inadequate. Accordingly, each Party shall have the right to enforce any provision of this Agreement by injunction, specific performance or other equitable relief without prejudice to other rights and remedies that the Party may have for breach of this Agreement by the other Party and without the necessity of posting a bond.

(c) Entire Agreement. This Agreement and Schedule A set forth the entire agreement and understanding of the Parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(d) Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

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(e) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators, and legal representatives. Neither Party may assign, any of its rights and obligations under this Agreement, except with the prior written consent of the other Party, except that either Party may (without consent) assign its rights and obligations hereunder to any of its affiliates or to any successor to all or substantially all of its business (by sale of equity or assets, merger, consolidation or otherwise).

(f) Notices. Any notice, demand, or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier addressed to the Party to be notified at such Party’s address as set forth at the beginning of this Agreement or as subsequently modified by written notice.

(g) No Waiver. This Agreement may not be altered, modified, or amended in any way except in writing signed by both Parties. The failure of a Party to enforce any provision of this Agreement shall not be construed to be a waiver of the right of such Party to thereafter enforce that provision or any other provision or right.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Construction. This Agreement is the result of negotiations between and has been reviewed by each of the Parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the Parties hereto, and no ambiguity shall be construed in favor of or against any one of the Parties hereto.

(j) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same agreement. Execution of a facsimile or pdf copy will have the same force and effect as execution of an original, and a facsimile or pdf signature will be deemed an original and valid signature.

[Signature Page Follows]

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The Parties have executed this Agreement as of the Effective Date.

RENAVOTIO, INC.

By:	/s/ William Robinson
Name:	William Robinson
Title:	CEO

ResGreen Group International, Inc.

By:	/s/ Parashar Patel
Name:	Parashar Patel
Title:	CEO

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